Exhibit 99.4

STELLARONE CORPORATION

Special Meeting of Shareholders

[            ], 2013

[            ]Eastern Time

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Glen C. Combs and Alan W. Myers, jointly and severally, as proxies, with full power to act alone and with full power of substitution, to represent the undersigned and to vote all shares of Company standing in the name of the undersigned as of the close of business on [            ], 2013 at the special meeting of shareholders to be held at [            ] on [            ],[            ], 2013 at the [            ],[            ],[            ], Virginia, or any adjournments thereof, on each of the specified proposals.

This proxy, when properly executed, will be voted as directed or, if no direction is made, will be voted FOR approval of the StellarOne Merger Proposal, FOR the non-binding advisory vote to approve certain compensation that may become payable to the Company’s named executive officers in connection with the Merger, and FOR the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the StellarOne Merger Proposal. If any other matter shall be brought before the special meeting, the shares represented by this proxy will be voted by the named proxies, to the extent entitled, in accordance with their best judgment.

Please complete, date, sign, and mail this proxy card promptly in the enclosed postage-paid envelope or provide your instructions to vote via the Internet or by telephone.

(Continued, and to be marked, dated, and signed, on the other side)

STELLARONE CORPORATION

Special Meeting of Shareholders

[            ], 2013

[            ]Eastern Time

YOUR VOTE IS IMPORTANT

Proxy materials are available online at:

http://www.StellarOne.com (Investor Relations/SEC Filings & Other Documents)

You can vote in one of three ways:

1.	Call toll-free 1-855-484-1034 on a touch-tone phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at http://www.rtcoproxy.com/stel and follow the instructions.

or

3.	Mark, sign, and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Revocable Proxy

STELLARONE CORPORATION

Special Meeting of Shareholders

[            ], 2013

[            ]Eastern Time

☒	Please mark your vote as indicated in this example.

1.	To approve the Agreement and Plan of Reorganization, dated as of June 9, 2013, between Union First Market Bankshares Corporation (“Union”) and StellarOne Corporation (the “Company”), including the related Plan of Merger, pursuant to which StellarOne will merge (the “Merger”) with and into Union (the “StellarOne Merger Proposal”).

For ☐            Against ☐            Abstain ☐

2.	To approve, in a non-binding advisory vote, certain compensation that may become payable to the Company’s named executive officers in connection with the Merger.

For ☐            Against ☐            Abstain ☐

3.	To approve the adjournment of the special meeting, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the StellarOne Merger Proposal.

For ☐            Against ☐            Abstain ☐

4.	To transact such other business as may properly come before the special meeting or any adjournment thereof.

The Board of Directors recommends a vote “FOR” proposals 1, 2 and 3.

Signature	Date: , 2013

Note: Please sign your name(s) exactly as shown imprinted hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. This proxy, if properly executed and delivered, will revoke all previous proxies.

☐	Mark here if you plan to attend the meeting.

☐	Mark here for address change and provide new address.

* * * IF YOU WISH TO PROVIDE YOUR VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW * * *

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.	By mail or
2.	By telephone (using a touch-tone phone) or
3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m. Eastern Time, [            ] 2013. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call toll-free 1-855-484-1034 on a touch-tone phone anytime prior to 3:00 a.m. Eastern Time, [            ], 2013.

Vote by Internet

Anytime prior to 3:00 a.m. Eastern Time, [            ], 2013

http://www.rtcoproxy.com/stel

On-Line Proxy Materials

http://www.StellarOne.com (Investor Relations/SEC Filings & Other Documents)

Please note that the last vote received, whether by telephone, Internet or mail, will be the vote counted.

Your vote is important!